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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 18, 2002

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                           ESPERION THERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                001-16033                    38-3419139
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  (State or other jurisdiction      (Commission                 (IRS Employer
         of incorporation)          File Number)             Identification No.)


            3621 South State St., 695 KMS Place, Ann Arbor, MI 48108
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               (Address of principal executive offices)       (Zip Code)

       Registrant's telephone number, including area code: (734) 332-0506










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Item 4. Changes in Registrant's Certifying Accountant.

         On April 18, 2002, the Board of Directors of Esperion Therapeutics, Inc. ("the Company") approved a recommendation made by its Audit Committee to change the Company's independent accountants for the fiscal year ended December 31, 2002, from Arthur Andersen LLP ("Arthur Andersen") to PricewaterhouseCoopers LLP ("PwC"). The report of Arthur Andersen for the fiscal years ended December 31, 2001 and 2000 contained no adverse opinions, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2001 and 2000, and the interim period from January 1, 2002 through April 18, 2002, there were no disagreements between the Company and Arthur Andersen on any accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Arthur Andersen would have caused it to make reference to the subject matter of the disagreement in connection with its report. No event described in paragraph (a) (1) (v) of Item 304 of Regulation S-K has occurred within the Company's fiscal years ending December 31, 2001 and 2000, or the period from January 1, 2002 through April 18, 2002.

         The Company has provided Arthur Andersen LLP with a copy of the disclosures contained herein and has filed as an exhibit hereto the response of Arthur Andersen to the disclosures set forth in the section.

         The Company did not consult with PwC during the fiscal years ended December 31, 2001 and 2000, and the interim period from January 1, 2002 through April 18, 2002, on any matter which was the subject of any disagreement or any reportable event or on the application of accounting principles to a specified transaction, either completed or proposed.

Item  5. Other Events.

         On April 18, 2002, the Board of Directors of Esperion Therapeutics, Inc. approved a stockholder rights plan as set forth in the Rights Agreement dated April 18, 2002 between Esperion and StockTrans, Inc., as rights agent (the "Rights Agreement"). The following description is only a summary of the Rights Agreement and the capitalized terms used but not defined in this summary are defined in the Rights Agreement. For a complete description of the Rights Agreement, please read the agreement itself, which is filed as Exhibit 4.1 to this report.

         In connection with the approval of the Rights Agreement, the Board of Directors declared a dividend distribution of one Right for each outstanding share of the Company's common stock, par value $.001 per share (the "Common Stock"), to stockholders of record at the close of business on April 18, 2002 (the "Record Date"). Each Right, when exercisable, will entitle the holder to purchase from the Company one one-hundredth (1/100) of a share (a "Preferred Share Fraction") of the Series A Junior Participating Preferred Shares, par value $.01 per share (the "Preferred Shares"), or a combination of securities and assets of equivalent value, at a per unit, adjustable Purchase Price of $50.00.

         Initially, ownership of the Rights will be evidenced by the certificates representing shares of Common Stock outstanding as of the Record Date and no separate Rights Certificates will be


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distributed. The Rights will separate from the Common Stock on the "Distribution
Date," which is the earlier of (i) ten (10) business days following the first public announcement that a person or group of persons together with all affiliates and associates (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the then-outstanding Common Stock (the "Stock Acquisition Date"), or (ii) ten (10) business days following the commencement of a tender offer or exchange offer that, if consummated, would result in a person or group of persons together with all affiliates and associates beneficially owning 15% or more of the then-outstanding Common Stock. In addition, after the Record Date and until the earlier of the Distribution Date or the Expiration Date, (i) new certificates for shares of Common Stock issued after the Record Date will bear a legend stating that such certificates evidence beneficial interest in the Rights and entitle the holder thereof to certain rights as set forth in the Rights Agreement, and (ii) the surrender for transfer of any certificates for Common Stock will also constitute the transfer of the Rights associated with the Common Shares represented by such certificates.

         As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only Common Stock issued after the Record Date and prior to the Distribution Date will be issued with Rights.

         The Rights will not be exercisable until the Distribution Date and will expire at the close of business on April 18, 2012, unless earlier redeemed or terminated by the Company as described below, or unless a "Section 13 Event," as defined under Section 13(d) of the Rights Agreement, has occurred.

         Except in the circumstances described below, after the Distribution Date each Right will be exercisable for a Preferred Share Fraction. Each Preferred Share Fraction will carry voting, dividend and liquidation rights that are intended to have the equivalent voting, dividend and liquidation rights of one share of Common Stock. The voting and dividend rights of the Preferred Shares will be subject to adjustment in the event of dividends, subdivisions and combinations with respect to the shares of Common Stock of the Company. In lieu of issuing certificates for Preferred Share Fractions that are less than an integral multiple of one Preferred Share (i.e., 100 Preferred Share Fractions), the Company will pay cash representing the current market value of the Preferred Share Fractions.

         In the event that, at any time following the Stock Acquisition Date, a Person becomes an Acquiring Person other than pursuant to a "Qualifying Offer," as defined in the Rights Agreement, each holder of a Right will thereafter have the right to receive upon exercise shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company or the acquiring entity) having a value equal to two times the exercise price of a Right. In lieu of requiring payment of the Purchase Price upon exercise of a Right, the Company may permit a holder of Rights to surrender his or her Rights, in which event he or she would be entitled to receive shares of Common Stock (or other property, as the case may be) with a value of 50% of what could be purchased by payment of the full Purchase Price. Notwithstanding any of the foregoing, at any time following the Stock Acquisition Date, all Rights that are or (under


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certain circumstances specified in the Rights Agreement) had been beneficially owned by any Acquiring Person who was involved in the transaction giving rise to any such event, will be null and void.

         The following example illustrates the foregoing: At a Purchase Price of $50.00 per Right, each Right (not otherwise voided following a Stock Acquisition
Date) will entitle its holder to purchase $100.00 worth of Common Stock (or other consideration, as noted above) for $50.00. Assuming that the Common Stock has a per share value of $20.00 at the time a Right is exercised, the holders of each valid Right will be entitled to purchase five shares of Common Stock for $50.00. Alternatively, the Company may permit the holders of Rights to surrender each Right for two and one-half shares of Common Stock with a value of $50.00 without the payment of any consideration other than the surrender of the Rights.

         In the event that, at any time following the Stock Acquisition Date,
(i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger that is described in or that follows a Qualifying Offer), or (ii) 50% or more of the Company's assets or earning power are sold or transferred, each holder of a Right (except Rights that previously have been voided as set forth above) will thereafter have the right to receive, upon exercise, common shares of the acquiring company having a value equal to two times the exercise price of the Right. Again, provision may be made to permit surrender of the Rights in exchange for one-half of the value otherwise purchasable.

         The Rights Agreement calls for the Board of Directors to appoint only independent non-employee directors to a newly created committee of the Board of Directors or to an existing committee of the Board of Directors composed of only independent non-employee directors (the "Committee"). The Committee will review the Rights Agreement at least once every three years to determine whether the Rights Agreement should be modified or whether the Rights should be redeemed or terminated. The Committee is authorized to retain legal counsel and financial and other advisors.

         At any time until ten (10) days following the Stock Acquisition Date, the Board of Directors can redeem the Rights in whole, but not in part, at a price of $.01 per Right. The ten (10) day redemption period between the Stock Acquisition Date and the Distribution Date can be extended by the Board of Directors so long as the Rights are still redeemable. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

         Upon the recommendation of the Committee, the Rights may be terminated by the Board of Directors at any time until the earliest of (i) the time a person becomes an Acquiring Person, (ii) the time a person or group commences a tender or exchange offer that, if consummated, would result in that person or group beneficially owning 15% or more of the outstanding Common Stock or (iii) the Final Expiration Date, which, if not accelerated or extended by the Board of Directors as permitted under the Rights Agreement, is April 18, 2012.


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         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, and will not have any right to vote or to receive dividends. The distribution of the Rights will not be taxable to stockholders or to the Company. Stockholders may, however, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Preferred Shares (or Common Stock or other consideration) of the Company or for common shares of the acquiring company as set forth above.

         Generally, the provisions of the Rights Agreement can be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement can be amended by the Board of Directors in order to cure any ambiguity, to make changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption can be made at such time as the Rights are not redeemable. The Board of Directors may never, however, at any time, amend the Rights Agreement to (i) change the redemption price of the rights, (ii) reduce the exercise price of the rights, or (iii) change the responsibilities of the Rights Agent without its consent.

         As indicated above, this description of the Rights and the terms of the Rights Agreement is only a summary and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference. A copy of the Rights Agreement is filed as Exhibit 4.1 to this Form 8-K. In addition, a copy of the Rights Agreement is available free of charge from the Company.


Item 7. Financial Statements and Exhibits.

         (c)               Exhibits.

         Exhibit 3.1 Certificate of Designations, Preferences, Related Rights, Qualifications, Limitations and Restrictions of Series A Junior Participating Preferred Shares

         Exhibit 4.2 Rights Agreement, dated as of April 18, 2002, between Esperion Therapeutics, Inc. and StockTrans, Inc., as Rights Agent


         Exhibit 16 Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated April 22, 2002

         Exhibit 99.1      Press Release dated April 23, 2002




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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ESPERION THERAPEUTICS, INC.

                                            By: /s/ ROGER S. NEWTON
                                                --------------------------------
                                                Name:  Roger S. Newton, Ph.D
                                                Title:  President and Chief
                                                        Executive Officer




Dated: April 23, 2002



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                                 EXHIBIT INDEX


EXHIBIT
  NO.                EXHIBIT DESCRIPTION

Exhibit 3.1 Certificate of Designations, Preferences, Related Rights, Qualifications, Limitations and Restrictions of Series A Junior Participating Preferred Shares

Exhibit 4.2 Rights Agreement, dated as of April 18, 2002, between Esperion Therapeutics, Inc. and StockTrans, Inc., as Rights Agent

Exhibit 16 Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated April 22, 2002

Exhibit 99.1         Press Release dated April 23, 2002